Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-65777, 33-65772, and 333-32731) and the
Registration  Statements  on Form  S-8  (Nos.  33-54881,  333-40717,  333-37533,
333-13475,  333-65373,  333-55747,  and 333-83223) of Halliburton Company of our
report dated November 26, 1997 appearing on page 27 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1997 and included as Exhibit 99.1 of this Form 10-K.






/s/ PRICEWATERHOUSECOOPERS LLP
--------------------------------
    PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
March 13, 2000


                                      23-2